Exhibit 99.1

PAVmed Provides Business Update and First Quarter 2024 Financial Results

Lucid strengthens balance sheet and secures a July 17, 2024 MolDX pre-submission meeting date

Veris Health completes MOU with The Ohio State’s James Cancer Hospital

Conference call and webcast to be held tomorrow, May 14th at 8:30 AM EDT

NEW YORK, May 13, 2024 - PAVmed Inc. (NASDAQ: PAVM, PAVMZ) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and presented financial results for the Company for the three months ended March 31, 2024.

Conference Call and Webcast

The webcast will take place on Tuesday, May 14, 2024, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“I am very pleased with the strong progress PAVmed’s subsidiaries have made on multiple fronts during the first quarter and recent weeks,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Lucid, PAVmed’s strongest and most advanced asset, is making great commercial progress and continues to successfully finance its operations through long-term fundamental investors. Lucid now has the runway to advance through key reimbursement milestones on the pathway to profitability. As discussed last quarter, we updated the PAVmed overall strategy to drive shareholder value through independently-financed subsidiaries that leverage PAVmed’s shared infrastructure. Veris and the PMX Incubator are progressing well in furtherance of this revised strategy.”

Highlights from the first quarter and recent weeks include:

●	Yesterday, Lucid reported that 1Q24 EsoGuard® revenue was $1.0 million, which was flat compared to 4Q23 and represents a 124 percent increase from 1Q23.

●	Strengthened balance sheet by Lucid’s completion of a $29.8 million Series B Preferred Stock Offering.

●	Peer-reviewed publication of positive data from landmark National Cancer Institute (NCI)-sponsored clinical validation study, strengthening EsoGuard’s clinical data supporting ongoing payor engagement.

●	Secured July 17, 2024 MolDX pre-submission meeting to review data for technical assessment (TA) under its foundational Local Coverage Determination (LCD).

●	Completed Memorandum of Understanding (MOU) with The Ohio State’s James Cancer Hospital to implement pilot program enrolling their patients onto Veris Cancer Care Platform.

●	Clear path to FDA clearance for Veris implantable monitor pending financing.

●	Actively seeking to raise capital for PortIO Corp. as part of the PMX incubator initiative, which will also include other technologies such as EsoCure and CarpX.

Financial Results:

●	For the three months ended March 31, 2024, EsoGuard related revenues were $1.0 million. Operating expenses were approximately $15.0 million which include stock-based compensation expenses of $1.9 million. GAAP net loss attributable to common stockholders was approximately $22.8 million, or $(2.62) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $8.6 million or $(0.99) per common share.

●	PAVmed had cash and cash equivalents of $25.5 million as of March 31, 2024, compared to $19.6 million as of December 31, 2023.

●	The unaudited financial results for the three months ended March 31, 2024 were filed with the SEC on Form 10-Q on May 13, 2024, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2024 and 2023 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended March 31,
	2024	2023
(in thousands except per-share amounts)
Revenue	$1,010	$446
Operating expenses	15,046	20,847
Other (Income) Expense	4,476	1,813
Net Loss	18,512	22,214
Net income (loss) per common share, basic and diluted	$(2.62)	$(2.78)
Net loss attributable to common stockholders	(22,788)	(18,005)
Preferred Stock dividends and deemed dividends	7,576	74
Net income (loss) as reported	(15,212)	(17,931)
Adjustments:
Depreciation and amortization expense[1]	586	727
Interest expense (income), net[2]	(56)	62
NCI ownership share of Interest and Depreciation adjustments	(131)	(168)
EBITDA	(14,813)	(17,310)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,882	4,419
ResearchDx acquisition/settlement paid in stock[1]	—	713
Change in FV convertible debt[2]	2,163	1,040
Offering costs convertible debt[2]	—	1,186
Loss on debt extinguishment[2]	369	525
Debt modification expense	2,000	—
Other non-cash charges	—	—
NCI ownership share of non-GAAP adjustments	(239)	(1,742)
Non-GAAP adjusted (loss)	$(8,638)	$(11,169)
Basic and Diluted shares outstanding	8,695	6,473
Non-GAAP adjusted (loss) income per share	$(0.99)	$(1.73)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended March 31,
	2024	2023

Cost of revenue	$1,744	$1,346
Stock-based compensation expense[3]	(36)	(23)
Net cost of revenue	1,708	1,323

Amortization of acquired intangible assets	372	505

Sales and marketing	4,311	4,539
Stock-based compensation expense[3]	(403)	(444)
Net sales and marketing	3,908	4,095

General and administrative	6,678	10,407
Depreciation expense	(214)	(222)
ResearchDx acquisition/settlement paid in stock	—	(713)
Stock-based compensation expense[3]	(1,078)	(3,588)
Net general and administrative	5,386	5,884

Research and development	1,941	4,050
Stock-based compensation expense[3]	(365)	(364)
Net research and development	1,576	3,686

Total operating expenses	15,046	20,847
Depreciation and amortization expense	(586)	(727)
ResearchDx acquisition/settlement paid in stock	—	(713)
Stock-based compensation expense[3]	(1,882)	(4,419)
Net operating expenses	$12,578	$14,988

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its majority-owned subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other majority-owned subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley
PAVmed and Lucid Diagnostics
610.348.8926
mjr@pavmed.com